Exhibit 10.14

                           SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE is made as of August 12, 2005 (this "Second Amendment"), between DA COLONIAL LLC ("Landlord") and NETWOLVES CORPORATION ("Tenant").

                                   RECITALS:

     A. Landlord's predecessor in interest and Tenant entered into a lease (the "Base Lease") dated September 29, 2000, as amended by first amendment to office lease agreement dated January 22, 2001 (as so amended, the "Lease"), which Lease demises certain premises in Suite 100 (the "Existing Premises") of the building located at 4805 Independence Parkway (f/k/a 4002 N. Eisenhower Boulevard), Tampa, Florida (the "Building").

     B. Tenant  desires to  surrender a portion of the  Existing  Premises  (the
"Surrender   Premises"),   retain  a  portion  of  the  Premises  consisting  of
approximately 17,316 Gross Rentable Square Feet (the "Retained Premises") as shown on Exhibit A hereto, and to terminate the Lease with respect to the Surrender Premises only, and Landlord is willing to accept such surrender and modify the Lease in accordance with the terms and conditions set forth herein

     C. Tenant and Landlord desire to extend the term of the Lease as to the Retained Premises and to memorialize and confirm other changes to the terms and conditions of the Lease as set forth below.

     D. Tenant and Landlord desire to extend the term of the Lease and to memorialize and confirm other changes to the terms and conditions of the Lease as set forth below.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

     1. The above Recitals are specifically incorporated herein by reference.

     2. In the event the terms or conditions of this Second Amendment conflict with, disagree with, or add to any term(s) or condition(s) of the Lease, this Second Amendment shall be deemed controlling and shall supersede any contradictory provision(s).

     3. All capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     4. The term of the Lease is hereby extended by five (5) years commencing on February 1, 2006 (the "Renewal Date") and terminating on January 31, 2011 (the "Extended Term"). All references to the "term" or the "Term" under the Lease shall mean the Term as extended by this Second Amendment.

     5. Effective as of August 1, 2005:

     (a) Base Rent shall be:


Period                                    Annual Base Rent   Monthly Base Rent
------                                    ----------------   -----------------

August 1, 2005 through January 31, 2006      $155,844.22        $12,987.02
February 1, 2006 through July 31, 2006       $311,688.43        $25,974.04
August 1, 2006 through July 31, 2007         $324,675.45        $27,056.29
August 1, 2007 through July 31, 2008         $337,662.47        $28,138.54
August 1, 2008 through July 31, 2009         $350,649.49        $29,220.79
August 1, 2009 through July 31, 2010         $363,636.50        $30,303.04
August 1, 2010 through January 31, 2011      $376,623.52        $31,385.29

     (b) Basic Costs shall continue to be determined based on the Operating Expenses incurred by Landlord in calendar year 2006.

     (c) HVAC services outside of the regular Hours of Operation shall be available upon Tenant's request at a cost to Tenant of $35.00/hour (subject to equitable adjustment if Landlord's cost of supplying services changes), with a two (2) hour minimum requirement.

     (d) Paragraph 33 of the Base Lease is deleted and deemed null, void and of no further force or effect. Tenant shall place no signs upon the Premises, Building or Complex except as permitted by Landlord in its sole discretion.

     6. Surrender of the Surrender Premises:

     (a) On or before the date which is ten (10) calendar days after the date of this Second Amendment, Tenant shall irrevocably surrender the Surrender Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear excepted.

     (b) Tenant shall, at no cost or expense to Landlord, modify the security access system in the Existing Premises and remove same from the Surrender Premises.

     (c)  Tenant   hereby   warrants   and   represents   to   Landlord,   which
representations and warranties shall survive the execution and delivery of this Second Amendment and the termination of the Lease, that:

     i) possession of the Surrender Premises shall be delivered by Tenant to Landlord on the Surrender Date vacant and free of all tenants, subtenants, licensees and other occupants,

     ii) there are no verbal or written leases, licenses, subleases or other agreements whatsoever affecting in any respect the Surrender Premises or any part thereof, nor any entity having any claim, right, or interest in, to or under the Lease or the Surrender Premises by, through or under Tenant;

     iii) no person or entity other than Tenant has acquired through or under Tenant any right, title or interest in, to or under the Lease or the term and estate thereby granted or in and to all or any part of the Surrender Premises, including, without limitation, all alterations, installations, additions and improvements in and to the Surrender Premises;

     iv) any and all personal property of any type, including, without limitation, office furniture, computer equipment, telephone and communications equipment, fixtures, shelving and office supplies (the "Personalty") remaining in the Surrender Premises after the Surrender Date is owned by Tenant free and clear of any obligations, liens or other debts to third parties. As of the Surrender Date, the Personalty shall be deemed abandoned by Tenant to Landlord and Tenant shall have no further claim to ownership thereof. Landlord shall have the right to dispose of the Personalty in any manner Landlord deems appropriate, in Landlord's sole and absolute discretion, and Landlord shall have no liability to Tenant therefore. Tenant agrees to indemnify and hold Landlord harmless from any and all (i) costs and expenses incurred by Landlord for the removal or disposal of the Personalty, and (ii) claims by third parties for ownership, obligation, payment, debt, loss or damage to any item or items of Personalty so abandoned.

     (d) Subject to Tenant's obligations set forth in this Second Amendment, Landlord hereby agrees to accept surrender of the Surrender Premises when tendered by Tenant and terminate the Lease as to the Surrender Premises, only. The actual date of acceptance by Landlord of surrender of the Surrender Premises shall be the "Surrender Date".

     (e) Tenant and Landlord hereby mutually release each other from and after the Surrender Date of and from any and all claims, damages, obligations, liabilities, actions and causes of action of every kind and nature whatsoever arising under the Lease and relating to the Surrender Premises, except that nothing set forth in this paragraph shall be deemed to affect the obligations of Tenant (i) arising under this Second Amendment; or (ii) expressly provided herein or in the Lease to survive the Surrender Date or termination of the Lease, as applicable.

     (f) Tenant shall remain responsible for Rent of any and all types for the Surrender Premises through July 31, 2005.

     (g) In the event Tenant fails to deliver the Surrender Premises to Landlord, fully in compliance with the terms of the Lease and this Agreement, on or before the Surrender Date, Tenant shall be deemed to have held over as to the Surrender Premises and be subject to the provisions of the Lease relating to hold over tenancies.

     7. Beginning on the Surrender Date:

     (a) Except as may be otherwise set out in this Second Amendment, the Premises or Demised Premises shall mean the Retained Premises only.

     (b) Tenant's Pro-rata Share or Proportionate Share shall be 21.87%, subject to adjustment per terms of the Lease.

     (c) Tenant shall have the use of a total of sixty nine (69) parking spaces, sixty five (65) on a non- exclusive, undesignated basis and four (4) on a designated basis.

     8. Tenant is in possession of the Demised Premises and shall continue to lease Demised Premises in its "AS IS" condition, subject to completion by Landlord, at no additional cost or expense to Tenant, of the improvements set out in Exhibit B (the "Landlord's Work").

     9. Prior to offering the Surrender Premises for lease to prospective tenants, Landlord shall first offer to lease the Surrender Premises to Tenant, provided Tenant is not in default under this Lease at the time Landlord is offering to lease the Surrender Premises. The Surrender Premises shall be offered for lease to Tenant on the same terms and conditions as Landlord is then offering to third party prospective tenants (including, without limitation, Rent and term). Tenant shall have five (5) days from the date of Landlord's offer to accept Landlord's terms and conditions as offered, it being understood that if Tenant does not give Landlord notice of such acceptance within such five (5) day period, Tenant shall be deemed to have rejected Landlord's offer and Landlord shall be free to lease the Surrender Premises to tenant(s) other than Tenant. If Tenant accepts Landlord's offer within such five (5) day period, Landlord and Tenant shall enter into an amendment to the Lease incorporating the Surrender Space and the terms of leasing. Notwithstanding the foregoing, Landlord shall not be obligated to offer the Surrender Premises to Tenant for lease if the Term of this Lease (which shall include any renewal term only if the renewal option has been irrevocably exercised by Tenant) is scheduled to expire within one year after the date Landlord begins offering to lease the Surrender Premises.

     10. Auxiliary Generator

     (a) Subject to agreement by Landlord and Tenant on the location of the necessary equipment, Landlord agrees to lease to Tenant an area on the outside of the Building (the "Generator Pad") as is more fully described and shown in Exhibit C. For all purposes, except as may be otherwise set out herein, as of the date of this Second Amendment the Demised Premises shall be deemed to include the Generator Pad.

     (b) The Generator Pad shall be used by Tenant as the location of a back-up electrical generator (the "Generator") having the size, capacity and other specifications set forth in the Generator Plans annexed hereto as Exhibit D and such ancillary equipment, piping, electrical equipment and related items as are necessary and appropriate to the use of the Generator, also as set forth in the Generator Plans (the Generator and the ancillary installations collectively, the "Generator Improvements") and for no other purpose.

     (c) Tenant agrees and acknowledges that it is leasing the Generator Pad in its "as is" and "where is" condition and that Landlord shall have no obligation or duty to undertake or to pay for any improvement of or to the Generator Pad. In addition, Landlord shall have no duty or obligation whatsoever with respect to the installation, use, maintenance, repair, replacement or removal of the Generator Improvements. Landlord makes no representation that the Generator Pad or any other part of the Building is suitable for Tenant's use.

     (d) Tenant shall, at no cost or expense to Landlord, cause the Generator Pad to be improved and completed and the Generator Improvements to be installed and made operational in accordance with the Generator Plans, which work (including materials, supplies, components, labor and services therefor) is herein referred to as the "Tenant Work".

     (e) Tenant's Contractor.

     i) The Tenant Work is to be performed by a contractor ("Tenant's Contractor") selected by Tenant, subject to Landlord's advance approval. Landlord will not unreasonably withhold or delay its approval of any contractor submitted by Tenant, and Landlord's disapproval shall not be considered unreasonable if the disapproved contractor may, in Landlord's sole opinion, prejudice Landlord's relationship with Landlord's contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or otherwise disturb harmonious labor relations.

     ii) Tenant shall require that Tenant's Contractor maintain insurance coverages for workers compensation insurance (at statutory limits) and comprehensive general liability insurance, all in commercially reasonable amounts but of at least $1,000,000.00 combined single limit, each occurrence, and with licensed and qualified companies. Such coverage shall include, but shall not be limited to:
          Comprehensive Form, Premises Operation, Explosion, Collapse, Contractor's Pollution Liability, Underground Hazard, Products/Completed Operations Hazard, Contractual Coverage, Broad Form Property Damage, Independent Contractors and Personal Injury (employee exclusion deleted). All such insurance (other than workers compensation insurance) shall name Landlord as an additional insured and provide that such shall not be modified or amended without 20 days prior notice to Landlord. Tenant shall provide evidence of such insurance prior to the commencement of the Tenant Work.

     iii) Tenant agrees to hire, and/or require Tenant's Contractor to hire, an electrician acceptable to Landlord for all high voltage electrical work required in connection with the Tenant Work.

     iv) Landlord, or its affiliate, shall have the right to bid for the contract for the Tenant Work. In the event Tenant hires a contractor other than Landlord or its affiliate, Landlord shall have the right to charge Tenant a construction supervision fee on any construction project which exceeds $25,000.00, which fee shall not exceed $1,500.00.

     (f) Prior to commencement of the Tenant Work, Tenant will provide Landlord with copies of the building permit and any and all other required permits respecting the Tenant Work. Additionally, upon completion of the Tenant Work and prior to occupancy or use of the Generator Improvements, Tenant will deliver to Landlord a copy of the permanent Certificate of Occupancy respecting the Generator Pad, if applicable, and any other permits necessary to be issued prior to the use of the Generator Improvements.

     (g) The Tenant Work shall be constructed, installed, completed, maintained, decommissioned and removed by Tenant at no cost or expense to Landlord, in a good and workmanlike manner and fully in compliance with all applicable permits, authorizations, approvals, building and zoning laws, fire codes and all other applicable laws, ordinances, orders, rules, regulations and requirements of all federal, state, county and municipal governments, departments, commissions, boards, agencies and officers, including without limitation all environmental laws and regulations of above ground storage tanks, and in compliance with the terms of this Lease.

     (h) Tenant agrees to use its reasonable efforts to minimize any disturbance of Landlord or any other tenant of the Building by the Tenant Work. All activities of the Tenant Work shall be coordinated with the Landlord's local property manager. Prior to the commencement of the Tenant Work, Tenant shall provide to Landlord a construction schedule with respect thereto. Landlord and its representatives shall have the right, but not the obligation, from time to time during the construction of the Generator Improvements and the performance of the Tenant Work to inspect the work being done to insure that the same is being done in accordance with the terms of the Lease. Any such inspection shall not relieve Tenant from any duty or obligation hereunder or be deemed an approval of any work by Landlord.

     (i) Tenant and its contractors and subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of the Tenant Work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any installations, property or improvements of Landlord, or any other tenant.

     (j) Specific Requirements.

     i) In addition to all other requirements set forth herein, the Tenant Work shall include the restoration of all grass, curbing, paving, landscaping and other property of Landlord disturbed in connection with the Tenant Work. Such items shall be replaced or repaired, as reasonably determined by Landlord, by Tenant at its sole cost and expense, to a condition substantially similar to the condition of such items prior to such disturbance.

     ii) All electrical panels, control boxes, switches and other devices required in connection with the Tenant Work or the Generator Improvements shall be installed and mounted in the Demised Premises only.

     iii) Landlord reserves the right to require Tenant to erect visual screening around the Generator Improvements for aesthetic purposes, provided such screening does not interfere with the use of the Generator Improvements. If such screening is to be erected, Tenant shall, at Tenant's sole cost and expense, obtain any permit(s), license(s) or other forms of legal authority required for same. The Generator Improvements shall be fenced or otherwise secured away from public access. At all times, Tenant shall supply Landlord with any keys, codes or similar information such that Landlord shall have access to the Generator Improvements at all times.

     iv) The Tenant Work shall be completed no later than January 31, 2011. In the event Tenant fails to complete the Tenant Work by the said date, Tenant shall have no further right to the Generator Pad or to undertake the Tenant Work. In addition, Landlord shall have the right to dismantle, destroy and dispose of any Tenant Work and any property or improvement of Tenant that has been placed upon the Generator Pad or in the Building's common area prior to such date by or on behalf of Tenant. Tenant agrees to reimburse Landlord, within (30) days of its receipt of Landlord's invoice, all of Landlord's costs and expenses incurred in removing and disposing of any Tenant Work and other property and improvements.

     (k) Mechanics' and Other Liens.

     i) Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Demised Premises, the Building, or any part of any thereof or of Landlord's interest therein.

     ii) Notwithstanding anything to the contrary in this Second Amendment or in any other writing signed by Landlord, neither this Second Amendment, the Lease, nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Second Amendment shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Demised Premises or the Building or any art of any thereof, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Demised Premises, the Building of any part of any thereof.

     iii) Prior to the commencement of any work on the Generator Pad, the Demised Premises or the Building by or on behalf of Tenant in connection with the Tenant Work, Tenant shall, to the extent allowed under applicable local law, cause its general contractor to execute and deliver to Landlord for filing a Waiver of Mechanic's Lien in recordable form. Tenant shall include in its contract with its general contractor and shall cause the general contractor to include in all of its subcontracts a general waiver of mechanic's liens.

     (l) Insurance.

     i) In addition to any insurance required to be maintained by Tenant under the Lease, Tenant shall maintain, at its expense, in full force and effect boiler and machinery insurance, insuring against explosion and other perils, on the Generator and the Generator Improvements in a coverage amount of at least $2,000,000.

     ii) In the event the installation, maintenance, use, repair, replacement or removal of the Generator and/or the Generator Improvements shall cause or result in any increase in Landlord's insurance premiums, such increase shall be billed to an paid by Tenant as Additional Rent.

     (m) During the construction of the Tenant Work, Tenant shall maintain, in full force and effect, at its sole cost and expense, Builder's Risk coverage in an amount reasonably acceptable to Landlord. All other insurance requirements of the Lease will apply to the Generator Pad as well. All provisions of the Lease relating to environmental matters shall also apply to the Generator Pad. The Generator Pad will be maintained solely by Tenant, to the standards by which the Building is maintained. The insurance policies required under this Paragraph shall name Landlord and its managing agent, if any, as additional insureds. Prior to commencement of the Tenant Work, Tenant shall deliver to Landlord evidence of such insurance. Such insurance shall be issued by a company licensed in the State of Florida and reasonably acceptable to Landlord. Such policies shall provide that they shall not be cancelled or amended without at least twenty (20) days prior notice to Landlord and its managing agent.

     (n) Tenant, at no cost or expense to Landlord, shall enter into a maintenance contract for the Generator Improvements with a service/maintenance company reasonably acceptable to Landlord and shall provide a copy of the contract to Landlord. Landlord reserves the right to require any maintenance testing of the Generator Improvements to be performed on weekends.

     (o) At least thirty (30) days prior to the expiration or earlier termination of the Term of the Lease, or if otherwise required by law, governmental authority or Landlord, Tenant shall cause the Generator Improvements to be removed from the Generator Pad and the Building and the Generator Pad to be restored to a condition that is substantially similar to that existing on the date of this Second Amendment (collectively, the "Removal Work"). The Removal Work shall be considered to be part of the Tenant Work and Tenant shall be subject to and shall comply with the provisions set forth herein with respect to the Tenant Work.

     (p) In addition to, and not as a limitation of, any indemnification obligations of Tenant set forth in the Lease, Tenant agrees to indemnify, defend (with counsel acceptable to Landlord) and hold Landlord, its agents, directors, officers and employees, harmless from and against any and all claims, injuries, liabilities, obligations, damages, penalties, causes of action, costs, charges and expenses, including reasonable attorneys' fees, court costs and administrative costs which may be imposed upon or incurred by or asserted by reason of the Tenant's Work, any negligence or other wrongful act or omission on the part of Tenant or its contractor or subcontractors or any failure of Tenant to perform or comply with any covenant, condition or agreement contained in this Second Amendment or the Lease on its part to be complied with or performed.

     (q) Environmental Issues.

     i) Tenant shall conduct all of its operations on the Generator Pad, the Demised Premises and in the Building in compliance with all statutes, ordinances, regulations, orders, or requirements of common law concerning (i) the use of the Generator and the Generator Improvements, (ii) the construction of the Generator Improvements,
          (iii) the handling of any materials, (iv) the discharge of any emission, or (v) the storage, treatment, or disposal of any waste at or connected with Tenant's use of the Generator Improvements ("Environmental Statutes"). Tenant shall obtain all permits, licenses, or approvals and shall make all notifications as required by
          Environmental Statutes. Tenant shall at all times comply with the terms and conditions of any such permits, licenses, approvals, or notifications.

     ii)  No Contamination.

          (A) Tenant shall not cause contamination of the Generator Pad, the Demised Premises or the Building by toxic or hazardous substances, toxic or hazardous wastes, or emissions as may be defined under any Environmental Statute as may from time to time be enacted (collectively, "Hazardous Materials"). Tenant shall at all times handle Hazardous Materials in a manner which will not cause risk of contamination of the Generator Pad, the Complex, the Demised Premises, the Building or elsewhere or which would violate any Environmental Statute now in effect or which may later come in effect during the Term of the Lease. For purposes of this section, the term "contamination" shall mean the uncontained presence of any Hazardous Materials at the Generator Pad, the Complex, the Demised Premises, the Building or elsewhere arising from the Generator Pad by the Tenant, its employees, agents, invitees, or guests.

          (B) Tenant shall at any time comply with any request by Landlord to provide information, statements, or affidavits as may be necessary to establish the applicability or nonapplicability of any cleanup responsibility act or Environmental Statute which may from time to time be in effect to any transaction involving (a) the Demised Premises, (b) the Landlord, (c) any person or entity which directly or indirectly owns or controls Landlord, (d) Tenant, or (e) any person or entity which directly or indirectly owns or controls Tenant.

          (C)  In the event of a spill,  leak or any other form of environmental
               contamination   caused   by   the   Generator,    the   Generator

               Improvements, or any element thereof, Tenant shall immediately, at no cost or expense to Landlord, undertake any and all actions necessary to correct or remediate such contamination. Such correction or remediation shall be performed fully in compliance with any and all Federal, State and local requirements including, without limitation, any requirements of reporting the fact of the contamination.

     (r) Tenant shall be responsible for the cost of correction or cleaning of the Building from any soot or other discharge from the Generator Improvements.

     (s) Tenant hereby agrees to indemnify and to hold harmless Landlord of, from, and against any and all expense, loss, or liability suffered by Landlord by reason of Tenant's breach of any of the provisions of this paragraph including but not limited to (a) any and all expenses that Landlord may incur in studying or remedying any contamination, (c) any and all fines or penalties assessed upon Landlord by reason of a failure of Tenant to comply with the provisions of this paragraph, (d) any and all loss of value of the Demised Premises or the Building by reason of such failure to comply, and (e) any and all reasonable legal fees and costs incurred by Landlord in connection with any of the foregoing.

     (t) Landlord may, but shall not be obligated to, at reasonable times and with reasonable notice, enter the Generator Pad and the Demised Premises to conduct reasonable inspections, tests, samplings, or other investigations to satisfy itself that Tenant has complied with the provisions of this paragraph. Any such inspection shall not relieve Tenant of its obligations under this Second Amendment.

     11. Landlord is holding the sum of $32,423.50 as Tenant's Security Deposit. Upon execution of this Second Amendment, Tenant shall deliver the additional sum of $16,149.50 to Landlord and Landlord shall hold a total Secuirty Deposit of $48,573.00 pursuant to the terms of the Lease.

     12. All references in the Lease to Landlord shall mean DA Colonial LLC. Landlord's address shall be:

        For notices and correspondence:
        c/o Denholtz Management Corp.
        P.O. Box 1234
        1600 St. Georges Avenue
        Rahway, New Jersey 07065

        For payment of Rent:
        Via U.S. Mail:                     Via Special or Overnight Courier:
        DA Colonial LLC                    Image Remit
        Dept. 18R                          c/o DA Colonial LLC
        c/o Denholtz Management Corp       Dept. 18R, Box 48132
        PO Box 48132                       205 North Center Drive
        Newark, New Jersey 07101-4832      North Brunswick, New Jersey 08902

     13. Landlord and Tenant each warrant and represent to the other that neither employed, dealt with nor negotiated with any broker in connection with this transaction other than Cushman & Wakefield ("Broker") and each agrees to indemnify and hold harmless the other against any loss, cost or expense
(including reasonable attorneys' fees) arising out of a breach of such representation by the indemnitor. Landlord shall pay any commission owing Broker pursuant to a separate agreement.

     14. Landlord and Tenant affirm that the Lease is in full force and effect, and Tenant certifies that, except as otherwise specifically set out in this Second Amendment, all obligations of Landlord under the Lease as of this date have been fully performed and complied with by Landlord. By entering into this Second Amendment, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other conditions with respect to the Lease or the use of the Demised Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing by Landlord.

     15. Tenant represents and warrants that it has obtained all required consents to enter into this Second Amendment.

     16. Except as expressly modified or amended by this Second Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the "Lease" in any future correspondence or notice shall be deemed to refer to the Lease as modified by this Second Amendment.

     17. This Second Amendment is offered for signature by Tenant and it is understood that this Second Amendment shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Second Amendment to each other.

     IN WITNESS WHEREOF, the parties have this day set their hands and seals.

Signed, Sealed and Delivered
in the presence of:                          LANDLORD:
                                             DA COLONIAL LLC


/s/_________________________                 By:/s/________________________
                                             Name:
/s/_________________________                 Title:

                                             TENANT:
                                             NETWOLVES COPROATION


/s/ Nanette Marsden                          By:/s/ Peter C. Castle
                                             Name: Peter C. Castle
/s/ Melissa Coppes                           Title: Chief Financial Officer

                                   EXHIBIT A

                   Existing, Surrender and Retained Premises

                                   EXHIBIT B

                                Landlord's Work

1. Erect wall demising the Surrender Premises from the Retained Premise as depicted on Exhibit A. 2. Refurbish common area hallway between Surrender Premises and Retained Premises as depicted on Exhibit A.

                                   EXHIBIT C

                                 Generator Pad

                                   EXHIBIT D

                                Generator Plans